FOR EACH INVESTMENT COMPANY

ENUMERATED ON EXHIBIT A

Certificate of Assistant Secretary

The undersigned, Kiesha Astwood, Assistant Secretary of each investment company enumerated on Exhibit A (each, a "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board authorizing the signing by Michael A. Rosenberg, Kiesha Astwood, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Kathleen DeNicholas, Janette E. Farragher, John B. Hammalian, M. Cristina Meiser, Robert R. Mullery and Jeff Prusnofsky on behalf of the proper officers of the Fund pursuant to a power of attorney:

Michael A. Rosenberg, Kiesha Astwood, James Bitetto, Joni Lacks Charatan, Joseph M. Chioffi, Kathleen DeNicholas, Janette E. Farragher, John B. Hammalian, M. Cristina Meiser, Robert R. Mullery and Jeff Prusnofsky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            IN WITNESS WHEREOF, the undersigned have executed this Consent as of the 1st day of January, 2010.

                                                                                                /s/Kiesha Astwood

                                                                                                Kiesha Astwood

                                                                                                Assistant Secretary

EXHIBIT A

(SEAL) CITIZENSSELECT FUNDS	(SEAL) DREYFUS INSTITUTIONAL CASH ADVANTAGE FUNDS
(SEAL) DREYFUS INSTITUTIONAL RESERVES FUNDS	(SEAL) DREYFUS INSTITUTIONAL PREFERRED MONEY MARKET FUNDS
(SEAL) DREYFUS INVESTMENT PORTFOLIOS	(SEAL) DREYFUS INVESTMENT GRADE FUNDS, INC.
(SEAL) DREYFUS OPPORTUNITY FUNDS.	(SEAL) DREYFUS LIFETIME PORTFOLIOS, INC.
(SEAL) DREYFUS LIQUID ASSETS, INC.	(SEAL) DREYFUS MUNICIPAL INCOME, INC.
(SEAL) DREYFUS SHORT-INTERMEDIATE GOVERNMENT FUND	(SEAL) DREYFUS WORLDWIDE DOLLAR MONEY MARKET FUND, INC.
(SEAL) THE DREYFUS FUND INCORPORATED	(SEAL) THE DREYFUS THIRD CENTURY FUND, INC.
(SEAL) THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.